Exhibit 10.24
DEED OF EXTENSION OF LEASE
73 GOWER STREET, PRESTON VIC
MELBOURNE PROPERTY DEVELOPERS PTY LTD
A.C.N. 082 250 093
(Landlord)
CIGWELD PTY. LTD.
A.C.N. 007 226 815
(Tenant)

SCOMPARIN & BERNARDI
Lawyers
173 Queens Parade
CLIFTON HILL 3068

Telephone: 9489 2488
Facsimile: 9481 7319
Reference: CB:MB:3211
melissabencic@pacific.net.au

CONTENTS
1. Defined meanings
2. Extension of Lease
3. No Other Amendments to Lease
4. General provisions
5. Definitions and interpretation

DEED OF EXTENSION OF LEASE
Dated the           DAY OF           2010
Parties
1.	MELBOURNE PROPERTY DEVELOPERS PTY LTD. (A.C.N. 082 250 093) of 78 Chifley Drive, Preston, Victoria (“Lessor”)
2.	CIGWELD PTY LTD. (A.C.N. 007 226 815) of 85 Chifley Drive, Preston, Victoria (“Lessee”)
Background
A.	By an undated Lease (“the Lease”) the Lessor leased to the Lessee premises known as and situated at 73 Gower Street, Preston in the State of Victoria (“the premises”), for a term as stated therein.

B.	The Lessor and the Lessee have agreed to extend the term of the Lease for a further term of ten (10) years commencing on 7 August 2010 and terminating on 6 August 2020 as set out in this Deed.
Operative provisions
1.	Defined meanings

1.1	Words used in this document and the rules of interpretation that apply are set out and explained in the definitions and interpretation Clause 6 at the back of this document.

2.	Extension of Lease

2.1	The Lessor and the Lessee agree that the Lease is extended for a further term of ten (10) year commencing on 7 August 2010 (“the commencement date”) and terminating on 6 August 2020 (“the extended term).

2.1.1	Annual rental payable for the first year of the extended term shall be $715,477.20 + G.S.T. payable by equal calendar monthly instalments of $59,623.10 + G.S.T. commencing on 7 August 2010, to be reviewed annually in accordance with Item 6 (a) and 6 (b) of the Schedule of the Lease.

3.	No Other Amendments to Lease

Except for the amendments to the Lease set out in Clause 2, the terms of the Lease remain unchanged and in full force and effect.

4.	General provisions

4.1	Duties
(a)	The Lessee must promptly within the initial applicable period prescribed by law pay any duty payable in relation to the execution, performance and registration of this document, or any agreement or document executed or effected under this document.

(b)	The Lessee must indemnify the Lessor against any loss incurred by the Lessor in relation to any duty specified in this provision, whether through default by the Lessee under this provision or otherwise.

(c)	Any notice is effective for the purposes of this document upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report before 4.00 p.m. local time on a day in the place in or to which the written notice is delivered or sent or otherwise at 9.00 a.m. on the next day following delivery or receipt.
4.2	Governing Law and Jurisdiction
(a)	This document is governed by and construed under the law in the State of Victoria.

(b)	Any legal action in relation to this document against any party or its property may be brought in any court of competent jurisdiction in the State of Victoria.

(c)	Each party by execution of this document irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this provision in relation to both itself and its property.
4.3	Amendments

Any amendment to this document has no force or effect, unless effected by a document executed by the parties.

4.4	Third parties

This document confers rights only upon a person expressed to be a party, and not upon any other person.

4.5	Precontractual negotiation

This document:
(a)	expresses and incorporates the entire agreement between the parties in relation to its subject-matter, and all the terms of this agreement; and

(b)	supersedes and excludes any prior or collateral negotiation, understanding, communication or agreement by or between the parties in relation to that subject matter or any term of this agreement.

4.6	Further assurance

Each party must execute any document and perform any action necessary to given full effect to this document, whether before or after performance of this document.

4.7	Continuing performance
(a)	The provisions of this document do not merge with any action performed or document executed by any party for the purposes of performance of this document.

(b)	Any representation in this document survives the execution of any document for the purposes of, and continues after, performance of this document.

(c)	Any indemnity agreed by any party under this document:

Constitutes a liability of that party separate and independent from any other liability of that party under this document or any other agreement; and survives and continues after performance of this document.
4.8	Waivers

Any failure by any party to exercise any right under this document does not operate as a waiver and the single or partial exercise of any right by that party does not preclude any other or further exercise of that or any other right by that party.

4.9	Remedies

The rights of a party under this document are cumulative and not exclusive of any rights provided by law.

4.10	Severability

Any provision of this document which is invalid in any jurisdiction is invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this document or the validity of that provision in any other jurisdiction.

4.11	Counterparts

This document may be executed in any number of counterparts, all of which taken together are deemed to constitute one and the same document.

4.12	Party Acting as Trustee

If a party enters into this document as trustee of a trust, that party and its successors as trustee of the trust will be liable under this document in its own right and as trustee of the trust. Nothing releases the party from any liability in its personal capacity. The party warrants that at the date of this document:
(a)	all the powers and discretions conferred by the deed establishing the trust are capable of being validly exercised by the party as trustee and have not been varied or revoked and the trust is a valid and subsisting trust;

(b)	the party is the sole trustee of the trust and has full and unfettered power under the terms of the deed establishing the trust to enter into and be bound by this document on behalf of the trust and that this document is being executed and entered into as part of the due and proper administration of the trust and for the benefit of the beneficiaries of the trust;

(c)	no restriction on the party’s right of indemnity out of or lien over the trust’s assets exists or will be created or permitted to exist and that right will have priority over the right of the beneficiaries to the trust’s assets.
5.	Definitions and interpretation

5.1	Definitions

In this document unless the context otherwise requires:

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Victoria;

5.2	Interpretation

In this document unless the context otherwise requires:
(a)	clause and subclause headings are for reference purposes only;

(b)	the singular includes the plural and vice versa;

(c)	words denoting any gender include all genders;

(d)	reference to a person includes any other entity recognised by law and vice versa;

(e)	where a word or phrase is defined its other grammatical forms have a corresponding meaning;

(f)	any reference to a party to this document includes its successors and permitted assigns;

(g)	any reference to any agreement or document includes that agreement or document as amended at any time;

(h)	the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;

(i)	the expression at any time includes reference to past, present and future time and the performance of any action from time to time;

(j)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(k)	an agreement, representation or warranty on the part of two or more persons is for the benefit of them jointly and severally;

(l)	reference to an item is a reference to an item in the schedule to this document;

(m)	reference to an exhibit, annexure, attachment or schedule is a reference to the corresponding exhibit, annexure, attachment or schedule in this document;

(n)	reference to a provision described, prefaced or qualified by the name, heading or caption of a clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment in this document means a cross reference to that clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment;

(o)	when a thing is required to be done or money required to be paid under this document on a day which is not a Business Day, the thing must be done and the money paid on the immediately preceding Business Day; and

(p)	reference to a statute includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.
EXECUTED as a Deed.

EXECUTED by MELBOURNE PROPERTY	)

DEVELOPERS PTY. LTD. A.C.N. 082 250 093)

by being signed by those persons who are	)

authorised to sign for the company:	)

Signature of Director	Signature of Director

Full name	Full name

Address	Address

EXECUTED by CIGWELD PTY LTD )
A.C.N. 007 226 815 by being signed by those persons	)
who are authorised to sign for the company:	)

Director	Director

Full name	Full name

Address	Address

DATED THE	DAY OF	2010

DEED OF EXTENSION OF
LEASE
73 GOWER STREET, PRESTON VIC

MELBOURNE PROPERTY DEVELOPERS PTY LTD
A.C.N. 082 250 093
(Landlord)
CIGWELD PTY. LTD.
A.C.N. 007 226 815
(Tenant)

SCOMPARIN & BERNARDI
Lawyers
173 Queens Parade
CLIFTON HILL 3068

Telephone: 9489 2488
Facsimile: 9481 7319
Reference: CB:MB:3211
melissabencic@pacific.net.au